Exhibit 99.5

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based on the separate historical financial statements of Union Bankshares Corporation (“Union”) and Access National Corporation (“Access”) and give effect to the Union acquisition of Xenith Bankshares, Inc. (“Xenith”), which closed on January 1, 2018 (the “Xenith acquisition”), including pro forma assumptions and adjustments related to the Xenith acquisition, and the potential merger of Union and Access (the “merger”), including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet as of September 30, 2018 is presented as if the merger occurred on September 30, 2018. The unaudited pro forma combined condensed statements of income for the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented as if the merger and the Xenith acquisition each occurred on January 1, 2017. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the merger and the Xenith acquisition and, with respect to the statements of income only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the U.S. Union is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of Access to conform to the presentation in Union’s financial statements.

A final determination of the fair values of Access’s assets and liabilities, which cannot be made prior to the completion of the mergers, will be based on the actual net tangible and intangible assets of Access that exist as of the date the merger becomes effective. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed financial statements presented herein and could result in a material change in amortization of acquired intangible assets. Additionally, the amortization methods and useful lives for various fair value marks and intangibles assets may differ from the final purchase accounting valuations performed. In addition, the value of the final merger consideration will be based on the closing price of the common stock of Union, par value $1.33 per share (“Union common stock”), on the date the merger becomes effective. The closing price of Union common stock on October 26, 2018 was used for purposes of presenting the pro forma combined condensed financial information. Finally, the assets acquired and liabilities assumed in the mergers and the Xenith acquisition are subject to adjustment for up to one year after the closing date of the mergers and the Xenith acquisition, respectively. While the fair values are not expected to be materially different from the estimates, any material adjustments to the estimates will be reflected in an adjustment to goodwill.

In connection with the plan to integrate the operations of Union and Access following the completion of the mergers, Union anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, will be incurred. Union is not able to determine the timing, nature and amount of these charges as of the date of this joint proxy statement/prospectus, and accordingly, has not included any such costs and charges in the unaudited combined condensed pro forma statements of income. However, these charges will affect the results of operations of Union and Access, as well as those of the combined company following the completion of the mergers, in the period in which they are recorded. The unaudited pro forma combined condensed statements of income do not include the effects of the costs associated with any restructuring or integration activities resulting from the mergers, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration.

The actual amounts recorded as of the completion of the mergers may differ materially from the information presented in these unaudited pro forma combined condensed financial statements as a result of:

•	changes in the trading price for Union’s common stock;

•	net cash used or generated in Union’s or Access’s operations between the signing of the merger agreement and completion of the mergers;

•	changes in the fair values of Union’s or Access’s assets and liabilities;

•	other changes in Union’s or Access’s net assets that occur prior to the completion of the mergers, which could cause material changes in the information presented below; and

•	the actual financial results of the combined company.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only. The unaudited pro forma combined condensed financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed financial statements;

•	Access’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017;

•	Access’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2018;

•	Union’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017;

•	Union’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2018;

•	Xenith’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017; and

•	other information pertaining to Union and Access contained in their respective filings with the SEC.

UNION BANKSHARES CORPORATION/ACCESS NATIONAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

(Dollars in thousands)

	Union (as reported)	Access (as reported)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and cash equivalents	$282,212	$124,370	$—		$406,582
Securities available for sale, at fair value	1,883,141	424,445	—		2,307,586
Other securities	375,098	49,545	—		424,643
Loans held for sale at fair value	—	36,600	—		36,600
Loans held for investment, net of deferred fees and costs	9,411,598	2,094,270	(21,814)	(a)(b)	11,484,054
Less allowance for loan losses	41,294	17,349	(17,349)	(c)	41,294
Net loans held for investment	9,370,304	2,076,921	(4,465)		11,442,760
Premises and equipment, net	155,001	27,768	5,000	(d)	187,769
Goodwill	727,699	167,497	61,770	(e)	956,966
Amortizable intangibles, net	51,563	16,531	29,094	(f)	97,188
Bank owned life insurance	261,874	52,604	—		314,478
Other assets	264,850	45,042	(4,997)	(g)	304,895
Total assets	$13,371,742	$3,021,323	$86,402		$16,479,467
LIABILITIES
Noninterest-bearing demand deposits	$2,189,887	$757,900	$—		$2,947,787
Interest-bearing deposits	7,644,808	1,536,964	—		9,181,772
Total deposits	9,834,695	2,294,864	—		12,129,559
Short-term borrowings	1,056,874	212,561	—		1,269,435
Long-term borrowings	497,768	48,942	369	(h)	547,079
Other liabilities	102,376	23,013	5,463	(i)	130,852
Total liabilities	11,491,713	2,579,380	5,832		14,076,925
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common stock	87,192	17,468	3,400	(j)(k)	108,060
Surplus	1,378,940	317,626	184,019	(j)(k)	1,880,585
Retained earnings	438,513	115,973	(115,973)	(j)	438,513
Accumulated other comprehensive income (loss)	(24,616)	(9,124)	9,124	(j)	(24,616)
Total shareholders’ equity	1,880,029	441,943	80,570		2,402,542
Total liabilities and shareholders’ equity	$13,371,742	$3,021,323	$86,402		$16,479,467

See accompanying notes to unaudited pro forma financial information.

 UNION BANKSHARES CORPORATION/ACCESS NATIONAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(Dollars in thousands, except per share amounts)

	Union (as reported)	Access (as reported)	Merger Pro Forma Adjustments	Notes	Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$348,009	$73,241	$2,816	(l)	$424,066
Other interest income	40,142	9,901	—		50,043
Total interest and dividend income	388,151	83,142	2,816		474,109
Interest expense:
Interest on deposits	40,187	9,717	—		49,904
Other interest expense	30,362	3,100	1	(m)	33,463
Total interest expense	70,549	12,817	1		83,367
Net interest income	317,602	70,325	2,815		390,742
Provision for credit losses	9,011	2,102	210	(A)	11,323
Net interest income after provision for credit losses	308,591	68,223	2,605		379,419
Noninterest income:
Service charges on deposit accounts	18,566	1,456	—		20,022
Other operating income	62,186	22,473	(3,121)		81,538
Noninterest income	80,752	23,929	(3,121)	(B)	101,560
Noninterest expenses:
Salaries and benefits	120,797	35,370	(3,121)	(B)	153,046
Occupancy expenses	18,778	5,881	188	(n)	24,847
Merger-related costs	37,414	—	—		37,414
Other expenses	86,245	18,115	3,221	(o)(A)	107,581
Total noninterest expenses	263,234	59,366	288		322,888
Income before income taxes	126,109	32,786	(804)		158,091
Income tax expense	20,973	6,128	(169)	(p)	26,932
Net income from continuing operations	105,136	26,658	(635)		131,159
Net loss from discontinued operations	(2,973)	—	—		(2,973)
Net income attributable to Company	$102,163	$26,658	$(635)		$128,186
Earnings per common share, basic	$1.55	1.28			$1.58
Earnings per common share, diluted	$1.55	1.28			$1.57
Weighted average common shares outstanding, basic	65,817,668	20,734,621	(5,183,655)	(q)	81,368,634
Weighted average common shares outstanding, diluted	65,873,202	20,821,096	(5,205,274)	(q)	81,489,024

See accompanying notes to unaudited pro forma financial information.

UNION BANKSHARES CORPORATION/ACCESS NATIONAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

(Dollars in thousands, except per share amounts)

	Union (as reported)	Xenith (as reported)	Access (as reported)	Pro Forma Adjustments (Xenith)	Notes	Pro Forma Adjustments (Access)	Notes	Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$295,146	$111,465	$84,572	$7,990	(r)	$3,469	(l)	$502,642
Other interest income	35,048	9,183	10,908	—		—		55,139
Total interest and dividend income	330,194	120,648	95,480	7,990		3,469		557,781
Interest expense:
Interest on deposits	26,106	16,358	9,274	(2,554)	(s)	—		49,184
Other interest expense	23,931	3,916	1,834	(189)	(t)	65	(m)	29,557
Total interest expense	50,037	20,274	11,108	(2,743)		65		78,741
Net interest income	280,157	100,374	84,372	10,733		3,404		479,040
Provision for credit losses	10,756	874	6,919	315	(A)	(37)	(A)	18,827
Net interest income after provision for credit losses	269,401	99,500	77,453	10,418		3,441		460,213
Noninterest income:
Service charges on deposit accounts	20,212	4,772	1,998	—		—		26,982
Other operating income	51,462	9,916	30,094	—		(5,022)		86,450
Noninterest income	71,674	14,688	32,092	—		(5,022)	(B)	113,432
Noninterest expenses:
Salaries and benefits	122,222	39,360	43,915	—		(5,022)	(B)	200,475
Occupancy expenses	19,594	7,645	6,878	(124)	(u)	250	(n)	34,243
Merger-related costs	5,393	11,108	—	(5,393)	(v)	—		11,108
Other expenses	87,556	25,192	30,275	6,440	(w)(A)	5,886	(o)(A)	155,349
Total noninterest expenses	234,765	83,305	81,068	923		1,114		401,175
Income before income taxes	106,310	30,883	28,477	9,495		(2,695)		172,470
Income tax expense (benefit)	33,387	67,632	11,977	2,424	(x)	(943)	(p)	114,477
Net income from continuing operations	72,923	(36,749)	16,500	7,071		(1,752)		57,993
Net loss from discontinued operations	—	15	—	—		—		15
Net income attributable to Company	$72,923	$(36,734)	$16,500	$7,071		$(1,752)		$58,008
Earnings per common share, basic	$1.67	$(1.58)	$0.92					$0.74
Earnings per common share, diluted	$1.67	$(1.56)	$0.92					$0.73
Weighted average common shares outstanding, basic	43,698,897	23,210,438	17,988,670	(1,499,394)	(y)	(4,497,168)	(q)	78,901,443
Weighted average common shares outstanding, diluted	43,779,744	23,503,584	18,076,304	(1,518,332)	(y)	(4,519,076)	(q)	79,322,224

See accompanying notes to unaudited pro forma financial information.

NOTE A –PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed financial information. All adjustments are preliminary and are based on current valuations, estimates, and assumptions. Subsequent to the completion of the merger, Union will engage an independent third-party valuation firm to determine the fair value of the assets acquired and liabilities assumed, which could significantly change the amount of the estimated fair values used in the pro forma financial information presented.

(a) Estimated fair value adjustment on Access’s outstanding loan portfolio. This fair value adjustment consists of:

i. an adjustment for credit deterioration of the acquired loan portfolio in the amount of $24.5 million which represented a markdown of 1.2% on Access’s outstanding loan portfolio. Of the $24.5 million credit markdown, approximately $19.4 million is estimated to be an accretable adjustment. In order to determine the adjustment related to credit deterioration, Union engaged an independent third-party loan review team to review and perform analytics on Access’s loan portfolio; and

ii. a further fair value adjustment to reflect differences in interest rates in the amount of $11.8 million in addition to the credit deterioration adjustment. This portion of the fair value adjustment was based on current market interest rates and spreads including the consideration of liquidity concerns.

(b) Elimination of the fair value adjustment of $10.6 million for loans purchased by Access in previous acquisitions and elimination of Access’s net deferred loan fees and costs of $ 3.9 million.

(c) Elimination of Access’s allowance for loan losses. Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over.

(d) Estimated fair value adjustment of $5.0 million on Access’s premises and equipment.

(e) Elimination of Access’s legacy goodwill ($167.5 million) plus the addition of goodwill estimated based on the preliminary purchase price allocation for this transaction shown in Note B ($229.3 million).

(f) Union’s estimate of the fair value of the core deposit intangible asset ($45.6 million) and the elimination of Access’s previously reported other amortizable intangible assets ($16.5 million). The core deposit intangible asset will be amortized over 120 months using sum-of-years digits method. This estimate represents a 2.5% premium on Access’s core deposits based on current market data for similar transactions.

(g) Adjustment for deferred federal income taxes associated with the adjustments to record the assets and liabilities of Access at fair value based on Union’s statutory rate of 21%.

(h) Estimated fair value adjustment on long-term borrowings at current market rates and spreads for similar products ($844,000) and the elimination of fair value adjustments on long-term borrowings assumed by Access in previous acquisitions ($1.2 million).

(i) Estimated accrual of transaction costs related to success-based fees.

(j) Elimination of Access’s shareholders’ equity representing conversion of all of the outstanding shares of Access common stock into shares of Union common stock based on the exchange ratio.

(k) Recognition of the equity portion of the merger consideration. The adjustment to common stock represents the $1.33 par value of Union common stock issued in the merger to former holders of shares of Access common stock. The adjustment to surplus represents the amount of equity consideration above the par value of Union common stock issuable in the merger.

(l) Represents the estimated net discount accretion on acquired loans (see Note C). Discount assumed to be approximately accreted over seven years using sum-of-years digits method. Also includes elimination of accretion recorded by Access in connection with previous acquisitions.

(m) Represents net discount amortization on long-term FHLB borrowings and trust preferred capital notes assumed as part of the merger (see Note C). Discount on FHLB borrowings will be accreted over five years using the sum-of-years digits method; discount on trust preferred capital notes will be accreted over 15 years using the straight-line method. Also includes elimination of amortization recorded by Access in connection with previous acquisitions.

(n) Represents premium amortization on bank premises (see Note C). Premium will be amortized over 20 years using the straight-line method.

(o) Represents amortization of core deposit premium (see Note C). Premium will be amortized over 120 months using the sum-of-years digits method. Also includes elimination of accretion recorded by Access in connection with previous acquisitions.

(p) Income tax expense calculated using a federal corporate income tax rate of 21% and 35% of pre-tax income for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively.

(q) Weighted average basic and diluted shares outstanding were adjusted to effect the merger.

The following adjustments were made in relation to the Xenith acquisition:

(r) Represents the net discount accretion on acquired loans recorded in the first nine months of 2018 as well as the estimated net discount accretion for the remaining three months of 2018. Also includes elimination of accretion recorded by Xenith in connection with previous acquisitions.

(s) Represents premium accretion on deposits assumed recorded in the first nine months of 2018 as well as the estimated net premium accretion for the remaining three months of 2018.

(t) Represents net discount amortization on borrowings assumed recorded in the first nine months of 2018 as well as the estimated net premium accretion for the remaining three months of 2018. Also includes elimination of amortization recorded by Xenith in connection with previous acquisitions.

(u) Represents the accretion of the unfavorable lease liability recorded in in the first nine months of 2018 as well as the estimated accretion for the remaining three months of 2018.

(v) Elimination of costs incurred in relation to the Xenith acquisition. All costs recorded at Union were related to the Xenith acquisition; the majority of costs recorded at Xenith were related to a previous acquisition.

(w) Represents amortization of core deposit premium recorded in the first nine months of 2018 as well as the estimated amortization for the remaining three months of 2018. Also includes elimination of amortization recorded by Xenith in connection with previous acquisitions.

(x) Income tax expense calculated using a federal corporate income tax rate of 35% of pre-tax income, adjusted for nondeductible acquisition-related costs reversed in adjustment (v).

(y) Weighted average basic and diluted shares outstanding were adjusted to effect the Xenith acquisition.

The following conforming reclassifications are adjustments to Access’s and/or Xenith’s reported balance sheet and income statement in order to more closely align with the presentation of Union.

(A) Adjustment of provision for unfunded commitments recorded in other expenses reclassified to provision for credit losses.

(B) Adjustment of commissions related to the mortgage division recorded in salaries and benefits expense reclassified to mortgage banking income, net, where Union has historically recorded these expenses.

NOTE B – PRO FORMA ALLOCATION OF PURCHASE PRICE

The following table shows the pro forma allocation of the preliminary consideration paid using the price of Union common stock of $33.27 at October 26, 2018 for Access common stock to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the merger (dollars in thousands):

Purchase Price:
Fair value of shares of Union common stock issued		$522,013
Fair value of stock options converted		500
Total pro forma purchase price		$522,513

Fair value of assets acquired:
Cash and cash equivalents	$124,370
Investments	473,990
Loans held for sale	36,600
Net loans	2,072,456
Premises and equipment	32,768
Core deposit intangible	45,625
Other assets	92,649
Total assets	2,878,458

Fair value of liabilities assumed:
Deposits	2,294,864
Short-term borrowings	212,561
Borrowings	49,311
Other liabilities	28,476
Total liabilities	$2,585,212

Net assets acquired		$293,246
Preliminary pro forma goodwill		$229,267

The following table depicts the sensitivity of the purchase price and resulting goodwill to changes in the price of Union common stock at a price of $33.27 as of October 26, 2018. Stock price changes between October 26, 2018 and November 14, 2018 are within the ranges of the sensitivity analysis below.

Share Price Sensitivity (dollars in thousands)
	Purchase Price	Estimated Goodwill
Up 10%	$576,210	$282,964
As presented in pro forma	$522,513	$229,267
Down 10%	$469,764	$176,518

NOTE C – ESTIMATED AMORTIZATION/ACCRETION OF ACQUISITION ACCOUNTING ADJUSTMENTS

The following table sets forth an estimate of the expected effects of the estimated aggregate acquisition accounting adjustments reflected in the pro forma combined condensed financial statements on the future pre-tax net income of Union after the merger (dollars in thousands):

	Accretion (Amortization)
	For the Years Ended December 31,
	2019	2020	2021	2022	2023	Thereafter	Total
Loans	$7,790	$6,677	$5,565	$4,452	$3,339	$3,339	31,162
Bank premises	(250)	(250)	(250)	(250)	(250)	(3,750)	(5,000)
Core Deposit Intangible	(8,258)	(7,548)	(6,819)	(6,089)	(5,359)	(11,552)	(45,625)
Borrowings	(173)	(144)	(115)	(86)	(56)	(270)	(844)

The actual effect of purchase accounting adjustments on the future pre-tax income of Union will differ from these estimates based on the closing date estimates of fair values and, if applicable, the use of different amortization methods than assumed above. Refer to “Note A – Pro Forma Adjustments” above for additional information on assumed amortization methods.

NOTE D – ESTIMATED COST SAVINGS AND MERGER-RELATED COSTS

Estimated cost savings are excluded from the pro forma analysis. In addition, estimated merger-related costs are not included in the pro forma combined condensed statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger. While merger-related costs are directly related to the merger, they would not have a continuing impact on the combined business and are not indicative of what historical results of the combined company would have been had the companies been actually combined during the periods presented.